EXHIBIT 10.1

AMENDMENT TO BUSINESS COMBINATION AGREEMENT

THIS AMENDMENT TO THE BUSINESS COMBINATION AGREEMENT (this “Amendment”) is made and entered into as of October 5, 2023 by and among Twin Ridge Capital Acquisition Corp., a Cayman Islands exempted company (“SPAC”), Carbon Revolution Limited, an Australian public company with Australian Company Number (ACN) 128 274 653 listed on the Australian Securities Exchange (the “Company”), Carbon Revolution Public Company Limited (formerly known as Poppetell Limited), a public limited company incorporated in Ireland with registered number 607450 (“MergeCo”), and Poppettell Merger Sub, a Cayman Islands exempted company and wholly owned subsidiary of MergeCo (“Merger Sub”) and amends that certain Business Combination Agreement, dated November 29, 2022, by and among the SPAC, the Company, MergeCo and Merger Sub (the “BCA”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the BCA or the SID (as defined in the BCA).

WHEREAS, the Parties desire to amend Section 2.02(d) of the BCA pursuant to an amendment adopted pursuant to the requirements of Section 9.04 of the BCA.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.
Amendments to the BCA. Effective as of the date by which the Scheme becomes Effective provided that the Court has also made an order under section 411(6) of the Corporations Act requiring, in effect, that the Scheme Consideration be reduced to 1/10th of what it otherwise would have been and consistent with the range of the Scheme Consideration disclosed to Carbon Revolution Shareholders prior to the Scheme Meeting (after taking into account any change to the Scheme Consideration resulting from the agreement of the parties dated 21 September 2023 titled ‘Project Leopard – Deed (Orion)’) , the BCA is hereby amended by deleting Section 2.02(d) in its entirety and replacing it with the following:

(a)
Conversion of SPAC Securities. Subject to the terms of this Agreement, at the SPAC Merger Effective Time, by virtue of the Merger, the Cayman Companies Act, the ICA and without any action on the part of any Party or the holder of any of their securities (i) SPAC Class A Ordinary Shares, (ii) SPAC Class B Ordinary Shares, (iii) SPAC Public Warrants and (iv) SPAC Private Warrants, in each case, issued and outstanding immediately prior to the SPAC Merger Effective Time, shall be automatically cancelled, exchanged or adjusted (as applicable) as follows:

(i)
Each then issued and outstanding SPAC Class B Ordinary Share, shall convert automatically, on a one-for-one basis, into a SPAC Class A Ordinary Share (the “Pre-Merger Conversion”);

(ii)
Immediately after the Pre-Merger Conversion, every ten (10) SPAC Class A Ordinary Shares shall be automatically cancelled in exchange for one (1) validly issued, fully paid and non-assessable MergeCo Ordinary Share. Any fractional shares resulting from such conversion shall be rounded down to the nearest whole number.

(iii)
Each SPAC Public Warrant shall be automatically exchanged to become to one (1) MergeCo Public Warrant. Each such MergeCo Public Warrant will be subject to substantially the same terms and conditions set forth in the warrant agreement pursuant to which such SPAC Public Warrant was issued immediately prior to the SPAC Merger Effective Time, except that each such MergeCo Public Warrant shall only be exercisable for one tenth (1/10) of one MergeCo Ordinary Share, provided always that no fractional MergeCo Ordinary Shares shall be issued and, accordingly, holders of MergeCo Public Warrants shall, when exercising their warrants, be required to exercise such warrants in multiples of 10. Each SPAC Private Warrant shall be automatically exchanged to become one (1) MergeCo Public Warrant, which such MergeCo Public Warrant shall only be exercisable for one tenth (1/10) of one MergeCo Ordinary Share (each, a “MergeCo Founder Warrant”), provided always that no fractional MergeCo Ordinary Shares shall be issued and, accordingly, holders of MergeCo Public Warrants shall, when exercising their warrants, be required to exercise such warrants in multiples of 10. Each such MergeCo Founder Warrant will be subject to substantially the same terms and conditions set forth in the warrant agreement pursuant to which such SPAC Private Warrant was issued immediately prior to the SPAC Merger Effective Time. The SPAC shall enter into customary warrant assumption documentation prior to the SPAC Merger Effective Time (“Warrant Assumption Documentation”).

(iv)
Each ordinary share of Merger Sub issued and outstanding immediately prior to the SPAC Merger Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable ordinary share, par value $0.0001 per share, of the Surviving Company.

2.
No Further Amendment. The Parties agree that, except as provided herein, all other provisions of the BCA shall continue unmodified, in full force and effect and constitute legal and binding obligations of all parties thereto in accordance with its terms. This Amendment forms an integral and inseparable part of the BCA.

3.
References. All references to the “Agreement” (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) in the BCA shall refer to the BCA as amended by this Amendment. Notwithstanding the foregoing, references to the date of the BCA (as amended hereby) and references in the BCA to “the date hereof,” “the date of this Agreement” and terms of similar import shall in all instances continue to refer to November 29, 2022.

4.
Other Miscellaneous Terms. Sections 10.01 through 10.11 of the BCA shall apply mutatis mutandis to this Amendment, as if set forth in full herein.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

POPPETTELL MERGER SUB

By:	/s/ Robert Duggan
Name:	Robert Duggan
Title:	Director

CARBON REVOLUTION PUBLIC LIMITED COMPANY

By:	/s/ Ronan Donohoe
Name:	Ronan Donohoe
Title:	Authorized Signatory

TWIN RIDGE CAPITAL ACQUISITION CORP.

By:	/s/ William P. Russell, Jr.
Name:	William P. Russell, Jr.
Title:	Chief Executive Officer

CARBON REVOLUTION LIMITED

By:	Jake Dingle
Name:	Jake Dingle
Title:	Director

[Signature Page to Amendment to Business Combination Agreement]